EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                          AS ENACTED BY SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


In connection with the accompanying Quarterly Report of AMREP Corporation (the "Company"), on Form 10-Q for the period ending January 31, 2003 (the "Report") each of the undersigned does hereby certify that, to the best of his knowledge and subject to the resolution of the matter discussed in Note 2 to the financial statements:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                  /s/Peter M.Pizza
                                                  ----------------
                                                  Peter M. Pizza
                                                  Title: Chief Financial Officer

                                                  /s/Michael P. Duloc
                                                  -------------------
                                                  Michael P. Duloc
                                                  Title: *

                                                  /s/James Wall
                                                  -------------
                                                  James Wall
                                                  Title: *

__________________

* The Company is a holding company which does all of its business through two wholly-owned subsidiaries (and their subsidiaries). Those wholly-owned subsidiaries are AMREP Southwest Inc. ("ASW") and Kable News Company, Inc. ("Kable"). Mr. Wall is the principal executive officer of ASW, and Mr. Duloc is the principal executive officer of Kable. The Company has no Chief Executive Officer and its only executive officers are Messrs. Wall and Pizza. Mr. Wall is a Senior Vice President of the Company and Mr. Pizza is a Vice President and Chief Financial Officer of the Company.